UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 26, 2014

RECEIVABLE ACQUISITION & MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-09370	13-3186327
(Commission File Number)	(IRS Employer Identification No.)

60 E. 42nd Street, 46th Floor

New York, NY 10165

(Address of Principal Executive Offices)      (Zip Code)

(212) 796-4097

(Registrant's Telephone Number, Including Area Code)

_____________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01  Entry Into A Material Definitive Agreement

On July 1, 2014, Receivable Acquisition & Management Corporation (the “Company”) entered into consulting agreements with each of Wallace R. Baker (“Baker”) and Gramercy Ventures LLC (“Gramercy”).

Baker is currently the Secretary and a Director of the Company.  The consulting agreement by and between Baker and the Company (the “Baker Agreement”), retains Baker as an independent contractor to the Company.  Under the terms of the Baker Agreement, Baker will perform the functions of a Chief Administrative Officer and Secretary of the Company, and is entitled to receive base compensation from the Company for such services in the amount of up to $150,000 per year in the first year, which may increase in subsequent years.  In addition, Baker will be eligible for discretionary bonuses and certain benefits from the Company.  The term of the Baker Agreement is three years, unless terminated earlier pursuant to the terms therein.  During such period, Baker is responsible for devoting substantially all of his business time to his duties under the Baker Agreement.

The manager of Gramercy is James Valentino (“Valentino”), the chairman of the board of directors of the Company.  The consulting agreement by and between Gramercy and the Company (the “Gramercy Agreement”), retains Gramercy as an independent contractor to the Company.  Under the terms of the Gramercy Agreement, Valentino shall perform the functions of a non-executive Chairman of the Board, corporate representative in public matters for the Company, and senior advisor in business matters, and is entitled to receive base compensation from the Company for such services in the amount of up to $150,000 per year in the first year, which may increase in subsequent years.  In addition, Gramercy will be eligible for discretionary bonuses and certain benefits from the Company.  The term of the Gramercy Agreement is three years, unless terminated earlier pursuant to the terms therein.  During such period, Valentino is responsible for devoting substantially all of his business time to his duties under the Gramercy Agreement.

The foregoing descriptions of the Baker Agreement and Gramercy Agreement do not purport to be complete and are each qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers

(b)  On June 26, 2014, Max Khan resigned from the Board of Directors of the Company, effective immediately.  Mr. Khan’s resignation is not related to any disagreement with the Company’s operations, policies, or practices.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

10.1

Consulting Agreement, dated as of July 1, 2014, by and between Receivable Acquisition & Management Corporation and Wallace R. Baker.

10.2

Consulting Agreement, dated as of July 1, 2014, by and between Receivable Acquisition & Management Corporation and Gramercy Ventures LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2014	RECEIVABLE ACQUISITION & MANAGEMENT CORPORATION

By: /s/ Thomas Telegades
Name: Thomas Telegades
Title: Chief Executive Officer

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